AMENDMENT TO
AMENDED AND RESTATED CONVERTIBLE DEBENTURE

THIS AMENDMENT TO AMENDED AND RESTATED CONVERTIBLE DEBENTURE (this “Amendment”), dated as of July 18, 2011, is entered into by and between American Petro-Hunter, Inc., a Nevada corporation (the “Company”) and Maxum Overseas Fund (the “Purchaser”).

RECITALS

WHEREAS, the Company and Purchaser entered into that certain Debenture and Warrant Purchase Agreement dated May 17, 2010, and the related Amended and Restated Convertible Debenture dated May 4, 2011 (the “Debenture”), pursuant to which the parties agreed, among other things, for the Purchaser to loan up to $1,800,000 (the “Committed Loan Amount”) to the Company subject to the terms and conditions set forth in the Debenture.

WHEREAS, the Company and Purchaser now desire to (i) increase the Committed Loan Amount to $2,000,000, (ii) provide that the Company will enter into a royalty agreement with Centennial Petroleum Partners, LLC and (iii) otherwise modify the Debenture as provided herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.           Reduction in Conversion Price.  Section 2 of the Debenture is hereby amended and restated to read in its entirety as set forth below:

“2.           Draw Downs.  As set forth on the Ledger, as of the Original Issue Date Holder has loaned to the Company an aggregate principal amount of $494,000 (the “Initial Advance”).  The Holder agrees to immediately lend such additional cash amounts to the Company as the Company may request from time to time (each a “Draw Down”), up to an aggregate principal amount of $2,000,000 (including the Initial Advance) (the “Full Commitment Amount”); provided however, that the Holder shall not be obligated to advance any Draw Down request for an amount less than $100,000, unless such amount represents the remainder of the Full Commitment Amount not yet advanced.  All Draw Downs made on account of principal hereof shall be recorded on the Ledger and signed by Holder and the Company where indicated; provided however, that the failure of the Holder to sign the Ledger shall have no effect on the Holder’s obligation to advance any Draw Down.  The applicable Repayment Date for each Draw Down and for the Initial Advance shall be the one year anniversary of the date such funds are initially advanced to the Company as indicated on the Ledger.  Simultaneously with the receipt of any Draw Down funds, the Company shall issue to the Holder a Warrant to purchase an amount of shares of Common Stock of the Company equal to the amount of such Draw Down divided by the then applicable Conversion Price (as defined below) and otherwise on the terms and conditions set forth in the Warrant.”

2.           Royalty Agreement.  In consideration of the increase of the Committed Loan Amount to $2,000,000, the Company shall enter into the Assignment of Royalties Agreement (the “Royalty Agreement”) with Centennial Petroleum Partners, LLC (“CPP”) effective July 1, 2011, which will provide for the payment to CPP of a perpetual 3% royalty interest from the proceeds of the Company’s oil, gas and mineral sales, as described in the Royalty Agreement.  The Company and the Holder each acknowledge and agree that CPP is an intended third party beneficiary of the Company’s obligations hereunder with respect to the Royalty Agreement and shall have the right to enforce this Agreement in such respects as if CPP were a party hereto.

3.           Effect on Debenture. Except as specifically amended and modified by this Amendment, all terms, conditions, covenants and agreements set forth in the Debenture shall remain in full force and effect.

4.           Governing Law.  This Amendment shall be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly performed in Nevada.

5.           Counterparts.   This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first written above.

COMPANY:

American Petro-Hunter, Inc.
a Nevada corporation

By:
Robert McIntosh
Chief Executive Officer

PURCHASER:

Maxum Overseas Fund

By:
Kenneth Taves
Portfolio Manager

[Signature Page to Amendment to Amended and Restated Convertible Debenture]